Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2005 accompanying the consolidated financial statements appearing in the Annual Report of SFBC International, Inc. and Subsidiaries to its shareholders included in the Form 10-K for the year ended December 31, 2004 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Grant Thornton LLP

Miami, Florida

March 23, 2005